SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: November 6, 1997

                Date of earliest event reported: November 6, 1997

                               VAIL RESORTS, INC.
             (Exact name of registrant as specified in its charter)

Delaware                             1-9614                    51-0291762
(State or other                  (Reporting File            (I.R.S. Employer
jurisdiction of organization)        Number)               Identification No.)

137 Benchmark Road
Avon, Colorado                                                  81620
(Address of principal executive offices)                     (Zip Code)

                                 (970) 476-5601

              (Registrant's telephone number, including area code)



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Item 5.  Other Events

     On November 6, 1997 Vail Resorts, Inc. (the "Company") announced financial results for the fiscal year and fourth fiscal quarter ended September 30, 1997. A copy of the press release setting forth such results is filed as an Exhibit hereto.

     The Company also announced that it has changed its fiscal year-end to July 31 from September 30. The Company stated that the change in the fiscal year-end would ensure that every fiscal year revenues from the Christmas and New Year holidays will be captured entirely in the second fiscal quarter ending January 31 and revenues from the Easter holiday will be captured entirely in the third quarter ending April 30, allowing for more accurate year-to-year quarterly comparisons. As a result, the vast majority of the ski season will be reported in the second and third fiscal quarters. Filed as an Exhibit hereto are revenues by business line and consolidated quarterly results restated to reflect what such revenues and results would have been if the Company's fiscal year had ended on July 31, 1997, giving pro forma effect to the acquisition of Ralston Resorts and the Company's initial public offering as if they had occurred on August 1, 1996. The pro forma data is not intended to be indicative of either future results of operations or results that might have been achieved had such transactions actually occurred on such date.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

         99.1    Press release dated November 6, 1997.

         99.2 Vail Resorts, Inc., Restated Pro Forma Revenue by Business Line and Restated Pro Forma Consolidated Quarterly Results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VAIL RESORTS, INC.


                                      By:   /s/ James S. Mandel
                                            -------------------------------
                                             Name:   James S. Mandel
                                             Title:  Senior Vice President,
                                                     General Counsel and
                                                     Secretary



Date:    November 6, 1997

                                  Exhibit Index


         Exhibit
         Number   Exhibit

         99.1     Press release dated November 6, 1997.

         99.2 Vail Resorts, Inc., Restated Pro Forma Revenue by Business Line and Restated Pro Forma Consolidated Quarterly Results.